UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE
EXHIBIT INDEX
EX-4.1 - Amendment No. 3 to Rights Agreement

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 18, 2008, Penwest Pharmaceuticals Co. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of July 27, 1998, between the Company and Mellon Investor Services LLC, as Rights Agent, as previously amended by Amendment No. 1 and Amendment No. 2 thereto. The Amendment modifies the definition of Exempted Person under the Rights Agreement to provide that Perceptive Life Sciences Master Fund Ltd., together with its affiliates and associates (“Perceptive”), will be an Exempted Person under the Rights Agreement until the earlier of the date on which Perceptive beneficially owns more than 24% of the outstanding Common Stock of the Company (the “Common Stock”) or such date when Perceptive beneficially owns less than 10% of the outstanding Common Stock, at which time Perceptive shall cease to be an Exempted Person. Prior to the Amendment, the Rights Agreement provided that the maximum percentage that Perceptive could own as an Exempted Person was 21.9% of the outstanding Common Stock.
     The Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: April 22, 2008	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to Rights Agreement, dated as of April 18, 2008, between the Registrant and Mellon Investor Services LLC.